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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                      FORM 8-K


                                   CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



                                   Date of Report:
                                    June 2, 1998



                         CHOICES ENTERTAINMENT CORPORATION
               (Exact name of registrant as specified in its charter)


       Delaware                    000-17001                52-1529536
(State of Incorporation)      (Commission File No.)      (I.R.S. Employer
                                                        Identification No.)

                                  10770 Wiles Road
                           Coral Springs Florida   33076
                      (Address of principal executive offices)


                                    954-752-4289
                (Registrant's telephone number, including area code)


                                836 W Trenton Avenue
                                     Suite 205
                              Morrisville, PA   19067
           (Former name or former address, if changed since last report)



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ITEM 1.   Changes in Control of Registrant.

     This Report contains certain information regarding what may constitute a change in the majority of the directors and change in control of Choices Entertainment Corporation. Mr. John Boylan and Mr. Fred Portner, two members of a three-person board of directors have resigned as directors and Mr. Thomas Renna and Mr. George Pursglove have been appointed by James Sink, Chairman, to replace them.

     On June 2, 1998 John Boylan and Fred Portner resigned as directors of the Company and Lorraine Cannon resigned as Chief Financial Officer. These resignations were effective upon the agreement by James Sink, to enter into a separation agreement ( the "Separation Agreement"), prepared and tendered by the resigning directors and officer. Pursuant to the terms of the Separation Agreement, the Company and each of Messrs. Boylan, Portner and Ms. Cannon agreed to a mutual release from any damage, action, cause of action, or claim whatsoever, known or unknown, liquidated or unliquidated, and whether otherwise enforceable, for a period up to and including the date of the Separation Agreement. The Separation Agreement also provided for the indemnification of Messrs. Boylan, Portner and Ms. Cannon from and against any loss, damage, liability, judgment or claim ( and related expenses including attorneys fees) based on the fact that such persons were directors or an officer of the Company. Additionally, the Separation Agreement contained an affirmation of the validity of certain stock options granted to Messrs. Boylan, Portner, Ms. Cannon and Ronald Martignoni.

     Also on June 2, 1998 the sole remaining director, Mr. James Sink, was appointed Chairman of the Board by the outgoing directors, and he in turn appointed Mr. Thomas Renna and Mr. George Pursglove to the Board of Directors. The new Board of Directors passed a resolution by written consent indemnifying and holding harmless James Sink from any liability as a result of signing the Separation Agreement.

     Mr. Renna and Mr. Pursglove are the Co-Chairmen of the Committee for Change at Choices, a committee of shareholders ( the "Shareholder Committee") who organized and filed a nonmanagement written consent solicitation statement with the Securities and Exchange Commission on November 25, 1997. The Shareholder Committee withdrew its solicitation statement on June 5, 1998 and has ceased to exist.

     The costs of the election contest initiated by the Shareholder Committee and which may be considered to be a cause or contributing cause to the change of the majority of the board of directors, as more fully disclosed herein, was borne by the Shareholder Committee without reimbursement by the Company. Such costs are estimated to approximate $75,000.

     Mr. Kenneth Hiniker, a member of the Shareholder Committee, has advanced $25,000 to the Shareholder Committee to pay legal fees. The loan is to be repaid when, as, and if the Shareholder Committee has funds sufficient for that purpose.


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ITEM 2.   Acquisition or Disposition of Assets.

Not Applicable.

ITEM 3.   Bankruptcy or Receivership.

Not Applicable.

ITEM 4.   Changes in Registrant's Certifying Accountant.

Not Applicable.

ITEM 5.   Other Events.

Not Applicable.

ITEM 6.   Resignations of Registrant's Directors.

Not Applicable.

ITEM 7.   Financial Statements, PRO FORMA Financial Information and Exhibits.

(a) Not Applicable.

(b) Not Applicable

(c) Exhibits

Exhibit 10(k) - Separation Agreement effective June 2, 1998. SEE INDEX TO EXHIBITS.

ITEM 8.   Change in Fiscal Year.

Not Applicable.

ITEM 9.   Sales of Equity Securities Pursuant to Regulation S.

None.


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                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on form 8-K for the report date indicated to be signed on its behalf by the undersigned thereunto duly authorized.

                                       CHOICES ENTERTAINMENT CORPORATION

June 15, 1998                          /s/ James Sink
-------------                          -----------------------------------
(Date)                                 James Sink, Chairman of the Board


June 15, 1998                          /s/ Thomas Renna
-------------                          -----------------------------------
(Date)                                 Thomas Renna, Director


June 15, 1998                          /s/George Pursglove
-------------                          -----------------------------------
(Date)                                 George D. Pursglove, Director



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                              INDEX TO EXHIBITS


Exhibit No.           Description of Exhibit
-----------           -----------------------
10(k)                 Separation Agreement effective June 2, 1998 among Choices
                      Entertainment Corporation and Boylan, Portner, Cannon
                      and Martignoni.
